Exhibit 99.1

IFF Reports Fourth Quarter & Full Year 2016 Results

Achieved strategic and financial progress in 2016

Expects growth rates in 2017 to accelerate versus prior year

Announces multi-year productivity program to selectively invest & deliver long-term targets in 2018

NEW YORK--(BUSINESS WIRE)--February 15, 2017--International Flavors & Fragrances Inc. (NYSE: IFF) (Euronext Paris: IFF) reported financial results and strategic achievements for the fourth quarter and full year ended December 30, 2016.

Q4 2016 Consolidated Summary: Change vs. Prior Year

	Reported (GAAP)			Adjusted (Non-GAAP)¹			Currency Neutral (Non-GAAP)¹
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	7%	(10)%	2%	7%	4%	17%	7%	6%	6%
Acquisition Impact	3%	2%	0%	3%	2%	0%	3%	2%	2%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Full Year 2016 Consolidated Summary: Change vs. Prior Year

	Reported (GAAP)			Adjusted (Non-GAAP)¹			Currency Neutral (Non-GAAP)¹
	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	Sales	Operating Profit	EPS
Consolidated	3%	(4)%	(2)%	3%	2%	5%	5%	4%	6%
Acquisition Impact	2%	2%	2%	2%	2%	2%	2%	2%	2%

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics

Management Commentary

“The fourth quarter of 2016 came in consistent with our expectations, improving sequentially versus the third quarter,” said Chairman and CEO Andreas Fibig. “We are pleased to report that sales grew high-single-digits driven by strong new wins across both businesses and the contribution of our recent acquisition of David Michael. In terms of our bottom line, we continued to benefit from volume growth as well as cost and productivity initiatives that allowed us to selectively invest in strategic opportunities.

“On a full-year basis, we continued to make strategic and financial progress while successfully navigating through a volatile and challenging market environment. Growth in fragrance encapsulation, sweetness and savory modulation, and in the Middle East & Africa – all strategic priorities for us – continued in 2016. We also successfully commercialized four new captive fragrance ingredients, expanded our core list participation with several key customers and added approximately $160 million of future annual revenue with the acquisitions of David Michael and Fragrance Resources – the latter of which closed in January of 2017. We expect that these achievements should provide us with opportunities to consistently grow our business in the future.

“In terms of financial performance, we achieved currency neutral growth across all of our key metrics for the full year. Both business units successfully delivered solid top and bottom-line growth. Much of this can be attributed to winning new business, executing on productivity initiatives and capitalizing on our recent value-creating acquisitions.

“Thanks in large part to our industry-leading innovation and ability to provide our customers with superior products, IFF has a history of strong sales growth, proven profitability and industry-leading returns. Over the past two years, however, we have seen the global operating environment become more volatile as global consumer staples volumes are soft, currencies are fluctuating, and raw material costs are trending higher. Fully recognizing the changing landscape, we are taking action to continue to deliver winning solutions to our customers while achieving sustainable profitable growth. This starts with the launch of a multi-year productivity program, which we expect will allow us the flexibility to invest in our business to drive greater competitive advantage while still delivering our long-term financial targets.

“In 2017 – recognizing the reality of today’s market environment – we are optimistic that our financial growth rates should accelerate versus our 2016 performance. We also expect to set a stronger foundation, focusing on driving the long-term growth prospects of our business – balancing levels of investment and our profitability objectives. As we unlock savings through our productivity program, we expect to be able to deliver our long-term financial targets in 2018. We believe that we are taking the appropriate steps to build a stronger, more successful company for our customers, employees and shareholders.”

Full Year 2016 Consolidated Financial Highlights

  Reported net sales for the full year totaled $3.1 billion, an increase of 3% from $3.0 billion for the full year of 2015. Excluding the impact of foreign exchange, currency neutral sales increased 5% over the prior year, including approximately two percentage points related to our recent acquisitions.
  Reported operating profit for the full year was $567 million versus $588 million reported in 2015, including a net charge in 2016 of $49 million related to litigation. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted operating profit grew 4% principally driven by volume growth, acquisitions and the benefits associated with cost and productivity initiatives.
  Reported earnings per share (EPS) for the full year was $5.05 per diluted share versus $5.16 per diluted share reported in 2015. Excluding the impact of foreign exchange and those items that affect comparability, currency neutral adjusted EPS improved 6%, driven by adjusted operating profit growth, lower year-over-year shares outstanding, and a more favorable year-over-year effective tax rate.

Full Year 2016 Strategic Highlights:

Innovating Firsts: strengthen position and drive differentiation in priority R&D platforms

  Encapsulation-related sales grew high-single-digits led by Fabric Care
  Sweetness and savory modulation portfolio sales improved strong double-digits
  Launched & commercialized four new natural flavor modulators
  Commercialized four new captive fragrance ingredients to drive further differentiation
  Created first-ever Cradle to Cradle Certified™ Fragrance: PuraVita™
  IFF | Lucas Meyer Cosmetics won two silver innovation awards

Win Where We Compete: achieve market leadership position in key markets, categories & customers

  Middle East & Africa sales were strong led by growth in both Flavors & Fragrances
  North America Consumer Fragrance +8% driven by double-digit growth in Fabric Care
  Home Care improved mid-single-digits led by a strong performance in North America
  Strengthened #2 position in Flavors North America with the acquisition of David Michael

Become Our Customers’ Partner of Choice: attain commercial excellence

  Expanded business access through core list status with two multinational customers
  Received several business excellence awards from top customers
  CEO elected to World Business Council for Sustainable Development Executive Committee
  First flavor and fragrance company to join the World Economic Forum
  Deployed industry-first on-site wind turbine at Tilburg, Netherlands facility
  Partnered with Unilever to improve the lives of vetiver farming communities in Haiti
  IFF rated gold by EcoVadis for sustainability; ranked top supplier
  Achieved CDP “A” List Rating for second consecutive year

Strengthen and Expand the Portfolio: pursue value creation through collaborations & acquisitions

  Acquired David Michael to reinforce our differentiated service model in the US for middle-market customers, with a focus on innovation, agility and enhanced collaboration
  Announced the purchase of Fragrance Resources – closed in January 2017 – to further penetrate regional customers and improve our market position in specialty fine fragrances
  IFF | Lucas Meyer Cosmetics invested in Bio ForeXtra to expand raw material access

Productivity Program Designed to Drive Long-Term Value Creation

We expect the productivity program will include the application of enterprise-wide zero-based budgeting, elimination of open positions, streamlining of organizational structures and the optimization of our global network. This is expected to result in a reduction of approximately 5% of the Company’s global workforce.

Once fully implemented, the company expects savings from this productivity program to reach an annual run-rate of between $40 million and $45 million by the end of 2019. The program is expected to result in total cumulative, pre-tax charge of between $35 million and $40 million in 2017 and 2018, of which we expect to take approximately $10 million in the first quarter of 2017.

Full Year 2016 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Fragrances:	3%	4%	4%	3%
Acquisition Impact	2%	2%	2%	2%

Flavors:	4%	6%	6%	7%
Acquisition Impact	3%	2%	3%	2%

Fragrances Business Unit

  On a reported basis, sales increased 3%, or $39.6 million, to $1.6 billion, while currency neutral sales improved 4%, with two percentage points of growth contribution from the organic business and two percentage points related to the acquisition of IFF | Lucas Meyer Cosmetics.
  Fine Fragrances declined 2% on a reported basis and 1% on a currency neutral basis as new win contribution was more than offset by high volume erosion, principally due to weak economic dynamics in key Latin America markets as well as the portfolio transition between two large customers within the category.
  Consumer Fragrances grew 2% on a reported basis and 3% on a currency neutral basis led by mid-single-digit growth in Fabric Care, Home Care and Personal Wash. On a geographic basis, growth was achieved across three of the four regions, led by high-single- digit growth in North America and Greater Asia.
  Fragrance Ingredients grew 9% on a reported basis and 10% on a currency neutral basis, driven by the contribution of sales related to the IFF | Lucas Meyer Cosmetics acquisition and improved performance in our organic business.
  Fragrances segment profit increased 4% on a reported basis and 3% on a currency neutral basis principally attributable to volume growth and the benefits from cost and productivity initiatives.

Flavors Business Unit

  On a reported basis, sales increased 4%, or $53.6 million, to $1.5 billion, while currency neutral sales grew 6% driven by growth in all categories, and the contribution of sales related to the Ottens Flavors and David Michael acquisitions.
  EAME increased 1% on a reported basis and 5% on a currency neutral basis led by strong double-digit growth in the Middle East and Africa as well as mid-single-digit growth in Central, Southern and Eastern Europe.
  North America improved 8% driven by the contribution of additional sales related to the acquisition of Ottens Flavors and David Michael. Organic growth rates improved over the course of the year to finish flat as new wins remained strong and volume erosion on existing business normalized.

  Latin America increased 1% on a reported basis and 5% on a currency neutral basis led by double-digit growth in Mexico and a high-single-digit increase in Brazil.
  Greater Asia increased 4% on a reported basis and 6% on a currency neutral basis, with strong growth in India, ASEAN and Indonesia.
  Flavors segment profit increased 6% on a reported basis and 7% on a currency neutral basis, driven by volume growth, the benefits from productivity initiatives and the contribution of acquisitions.

Fourth Quarter 2016 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Fragrances:	1%	4%	1%	0%
Acquisition Impact	0%	0%	0%	0%

Flavors:	13%	25%	14%	27%
Acquisition Impact	5%	4%	5%	4%

Fragrances Business Unit

  On a reported basis, sales increased 1%, or $3.5 million, to $384.9 million, while currency neutral sales improved 1% driven by continued growth in Fabric Care, Home Care and Fragrance Ingredients.
  Fine Fragrances declined 6% on a reported basis and 8% on a currency neutral basis as mid-single-digit growth in EAME was more than offset by ongoing challenges in North America and weak demand in Latin America.
  Consumer Fragrances improved 3% on a reported and currency neutral basis led by double-digit growth in Home Care and high-single-digit growth in Fabric Care which was offset by Personal Wash. On a geographic basis, double-digit growth in North America and high-single-digit increase in EAME more than offset challenges in Latin America.
  Fragrance Ingredients grew 3% on a reported basis and 2% on a currency neutral basis, as strong growth in EAME was offset by softness in North America and Latin America.
  Fragrances segment profit increased 4% on a reported basis, and was flat on a currency neutral basis as volume growth and the benefits from productivity initiatives offset softer mix and unfavorable price to input costs.

Flavors Business Unit

  On a reported basis, sales increased 13%, or $43.4 million, to $377.7 million, while currency neutral sales grew 14% driven by double-digit growth in Sweet and high-single-digit increases in Beverage, Dairy and Savory, as well as the contribution of sales related to the David Michael acquisition.
  EAME increased 8% on a reported basis and 12% on a currency neutral basis led by strong double-digit growth in the Middle East and Africa and a mid-single-digit increase in Western Europe.
  North America grew 22% reflecting additional sales related to the acquisition of David Michael as well as strong double-digit growth in Dairy.
  Latin America increased 13% on a reported and currency neutral basis as Brazil and Mexico both grew strong double-digits.

  Greater Asia increased 10% on a reported and currency neutral basis led by double-digit growth in India, ASEAN, and Indonesia.
  Flavors segment profit grew 25% on a reported basis and 27% on a currency neutral basis, due to volume growth, the benefits from productivity initiatives and the contribution of the David Michael acquisition.

FY 2017 Financial Guidance: Percent Change vs. Prior Year

The Company’s full year 2017 guidance:

	Currency Neutral			FX Impact[1]	Adjusted[2]
	Organic	M&A	Total
Sales	3.0% - 4.0%	~4.5%	7.5% - 8.5%	~(2.5)%	5.0% - 6.0%
Operating Profit	4.0% - 5.0%	~1.5%	5.5% - 6.5%	~(2.0)%	3.5% - 4.5%
EPS	5.0% - 6.0%	~1.5%	6.5% - 7.5%	~(2.5)%	4.0% - 5.0%

1 See Use of Non-GAAP Financial Measures
2 Excludes items impacting comparability

A copy of the Company’s Annual Report on Form 10-K will be available on its website at www.iff.com or at sec.gov by February 28, 2017.

Audio Webcast

A live webcast to discuss the Company’s fourth quarter and full year 2016 financial results will be held on February 16, 2017, at 10:00 a.m. EST. Investors may access the webcast and accompanying slide presentation on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for fiscal year 2017, revenue expectations from our acquisitions of David Michael and Fragrance Resources, the expected impact of and benefits from productivity initiatives, long-term growth opportunities, long-term profitable growth in 2018 and the impact of our actions on value creation for our customers and shareholders. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2016. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) macroeconomic trends affecting the emerging markets; (2) the Company’s ability to implement and adapt its Vision 2020 strategy; (3) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2020 strategy, and to realize the anticipated benefits of those acquisitions; (4) the Company’s ability to realize the benefits of its productivity initiatives, (5) the Company’s ability to effectively compete in its market, and to successfully develop new and competitive products that appeal to its customers and consumers; (6) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (7) the Company’s ability to benefit from its investments and expansion in emerging markets; (8) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates, including the devaluation of the Euro; (9) the economic and political risks associated with the Company’s international operations, including challenging economic conditions in China and Latin America; (10) the impact of any failure of the Company’s key information technology systems or a breach of information security; (11) the Company’s ability to attract and retain talented employees; (12) the Company’s ability to comply with, and the costs associated with compliance with U.S. and foreign environmental protection laws; (13) the Company’s ability to realize expected cost savings and efficiencies from its profitability improvement initiative and other optimization activities; (14) volatility and increases in the price of raw materials, energy and transportation; (15) price realization in a rising input cost environment (16) fluctuations in the quality and availability of raw materials; (17) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (18) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (19) the Company’s ability to successfully manage its working capital and inventory balances; (20) uncertainties regarding the outcome of, or funding requirements related to litigation or settlement of pending litigation uncertain tax positions or other contingencies; (21) the effect of legal and regulatory developments, as well as restrictions or costs that may be imposed on the Company or its operations by U.S. and foreign governments; (22) adverse changes in federal, state, local and international tax legislation or policies, including with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; and (23) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

We provide in this press release (1) Currency Neutral Sales, (2) Adjusted Operating Profit and Currency Neutral Adjusted Operating Profit and (3) Adjusted EPS and Currency Neutral Adjusted EPS, which exclude restructuring costs and other significant items of a non-recurring and/or nonoperational nature such as legal charges/credits, gain on sale of assets, operational improvement initiatives and acquisition related costs (often referred to as “Items Impacting Comparability”) and, with respect to the currency neutral items, the impact of foreign currency movements. We provide these metrics as we believe that they are useful in providing period to period comparisons of the results of our operational performance. When we provide our expectations for our currency neutral metrics in our full year 2017 guidance, we estimate the anticipated FX impact by comparing prior year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction. When we provide our expectations for our Adjusted Operating Profit and our Adjusted EPS in our full year 2017 guidance, the closest corresponding GAAP measures (expected reported Operating Profit and EPS) and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally are not available without unreasonable effort due to inherent difficulty of forecasting the timing and amount of reconciling items that would be excluded from the GAAP measure in the relevant future period and the relevant tax impact of such reconciling items on EPS. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. Currency Neutral Sales, Adjusted Operating Profit, Currency Neutral Adjusted Operating Profit, Adjusted EPS and Currency Neutral Adjusted EPS should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in fine fragrances and beauty, detergents and household goods, as well as beloved foods and beverages. Our 7,300 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter , Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc. Consolidated Income Statement (Amounts in thousands except per share data) (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2016	2015	% Change	2016	2015	% Change

Net sales	$ 762,559	$ 715,649	7%	$ 3,116,350	$ 3,023,189	3%
Cost of goods sold	435,607	402,493	8%	1,717,280	1,671,590	3%
Gross profit	326,952	313,156	4%	1,399,070	1,351,599	4%
Research and development	63,210	57,376	10%	254,263	246,101	3%
Selling and administrative	157,851	122,250	29%	566,224	494,517	15%
Restructuring and other charges	(1,700)	7,764	(122)%	(1,700)	7,594	(122)%
Amortization of acquisition-related intangibles	7,105	4,747	50%	23,763	15,040	58%
Gain on the sale of fixed assets	(7,839)	—	100%	(10,836)	—	100%
Operating profit	108,325	121,019		567,356	588,347
Interest expense	12,339	11,705	5%	52,989	46,062	15%
Other (income) expense, net	(7,395)	6,498	(214)%	(9,350)	3,184	(394)%
Pretax income	103,381	102,816	1%	523,717	539,101	(3)%
Income taxes	23,463	23,648	(1)%	118,686	119,854	(1)%
Net income	$ 79,918	$ 79,168	1%	$ 405,031	$ 419,247	(3)%

Earnings per share - basic	$ 1.00	$ 0.99		$ 5.07	$ 5.19
Earnings per share - diluted	$ 1.00	$ 0.98		$ 5.05	$ 5.16

Average shares outstanding
Basic	79,399	79,978		79,648	80,449
Diluted	79,713	80,400		79,981	80,891

International Flavors & Fragrances Inc. Condensed Consolidated Balance Sheet (Amounts in thousands) (Unaudited)

	December 31, 2016	December 31, 2015
Cash & cash equivalents	$323,992	$181,988
Receivables	550,658	537,896
Inventories	592,017	572,047
Other current assets	142,347	145,178
Total current assets	1,609,014	1,437,109

Property, plant and equipment, net	775,716	732,794
Goodwill and other intangibles, net	1,365,906	1,247,393
Other assets	266,348	284,714
Total assets	$4,016,984	$3,702,010

Bank borrowings and overdrafts, and
current portion of long-term debt	$258,516	$132,349
Other current liabilities	639,781	592,807
Total current liabilities	898,297	725,156

Long-term debt	1,066,855	935,373
Non-current liabilities	420,698	446,492

Shareholders' equity	1,631,134	1,594,989
Total liabilities and shareholders' equity	$4,016,984	$3,702,010

International Flavors & Fragrances Inc. Consolidated Statement of Cash Flows (Amounts in thousands) (Unaudited)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:

Net income	$405,031	$419,247
Adjustments to reconcile to net cash provided by operations:
Depreciation and amortization	102,469	89,597
Deferred income taxes	14,350	13,043
Gain on disposal of assets	(10,836)	(622)
Stock-based compensation	24,587	23,160
Pension contributions	(46,347)	(67,897)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(21,544)	(91,712)
Inventories	15,452	(37,628)
Accounts payable	(7,642)	89,273
Accruals for incentive compensation	12,133	(17,399)
Other current payables and accrued expenses	49,103	29,124
Other assets	(2,442)	46,862
Other liabilities	1,092	(61,470)
Net cash provided by operating activities	535,406	433,578

Cash flows from investing activities:

Cash paid for acquisitions, net of cash received	(236,836)	(493,424)
Additions to property, plant and equipment	(126,412)	(101,030)
Proceeds from disposal of assets	6,856	4,302
Maturity of net investment hedges	637	12,128
Proceeds from life insurance contracts	292	868
Net cash used in investing activities	(355,463)	(577,156)

Cash flows from financing activities:
Cash dividends paid to shareholders	(184,897)	(158,870)
Increase (decrease) in revolving credit facility borrowings and overdrafts	(134,344)	136,826
Proceeds from issuance of long-term debt	555,559	—
Deferred financing costs	(5,788)	—
Repayments of debt	(125,000)	—
Loss on pre-issuance hedges	(3,244)	—
Proceeds from issuance of stock under stock plans	813	886
Excess tax benefits on stock-based payments	4,650	12,055
Purchase of treasury stock	(127,443)	(122,193)
Net cash used in financing activities	(19,694)	(131,296)
Effect of exchange rates changes on cash and cash equivalents	(18,245)	(21,711)
Net change in cash and cash equivalents	142,004	(296,585)
Cash and cash equivalents at beginning of year	181,988	478,573
Cash and cash equivalents at end of period	$323,992	$181,988

International Flavors & Fragrances Inc. Business Unit Performance (Amounts in thousands) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net Sales
Flavors	$ 377,656	$ 334,262	$ 1,496,525	$ 1,442,951
Fragrances	384,903	381,387	1,619,825	1,580,238
Consolidated	762,559	715,649	3,116,350	3,023,189

Segment Profit
Flavors	77,579	61,931	337,242	318,476
Fragrances	72,376	69,348	334,220	321,764
Global Expenses	(13,936)	(1,115)	(48,487)	(28,180)
Restructuring and other charges, net	151	(7,764)	(322)	(7,594)
Gain on the sale of fixed asset	7,818	—	7,818	—
Spanish capital tax charge reversal	—	10,530	—	10,530
Operational improvement initiative costs	(502)	(274)	(2,402)	(1,115)
Acquisition related costs	(10,161)	(4,445)	(12,195)	(18,342)
Accelerated contingent consideration	—	(7,192)	—	(7,192)
Legal charges/credits	(25,000)	—	(48,518)	—
Operating profit	108,325	121,019	567,356	588,347

Interest Expense	(12,339)	(11,705)	(52,989)	(46,062)
Other income (expense), net	7,395	(6,498)	9,350	(3,184)
Income before taxes	$ 103,381	$ 102,816	$ 523,717	$ 539,101

Operating Margin
Flavors	20.5%	18.5%	22.5%	22.1%
Fragrances	18.8%	18.2%	20.6%	20.4%
Consolidated	14.2%	16.9%	18.2%	19.5%

International Flavors & Fragrances Inc. Sales Performance by Region and Category (Unaudited)

		Fourth Quarter 2016 vs. 2015
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	-20%	12%	-13%	-2%	22%	10%

EAME	Reported	5%	6%	14%	8%	8%	8%
	Currency Neutral	6%	7%	15%	9%	12%	10%

Latin America	Reported	-17%	-8%	-10%	-10%	13%	-2%
	Currency Neutral	-22%	-8%	-10%	-12%	13%	-3%

Greater Asia	Reported	-5%	3%	6%	3%	10%	7%
	Currency Neutral	-3%	3%	3%	3%	10%	7%

Total	Reported	-6%	3%	3%	1%	13%	7%
	Currency Neutral	-8%	3%	2%	1%	14%	7%

		Full Year 2016 vs. Full Year 2015
		Percentage Change in Sales by Region of Destination
		Fine	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	-2%	8%	10%	6%	8%	7%

EAME	Reported	-1%	1%	13%	3%	1%	2%
	Currency Neutral	0%	2%	14%	4%	5%	4%

Latin America	Reported	-6%	-5%	-15%	-6%	1%	-3%
	Currency Neutral	-3%	-3%	-13%	-4%	5%	-1%

Greater Asia	Reported	0%	6%	13%	7%	4%	5%
	Currency Neutral	2%	7%	11%	8%	6%	6%

Total	Reported	-2%	2%	9%	3%	4%	3%
	Currency Neutral	-1%	3%	10%	4%	6%	5%

Currency neutral growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2016 period.

International Flavors & Fragrances Inc. GAAP to Non-GAAP Reconciliation Foreign Exchange Impact (Unaudited)

Q4 Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	7%	-10%	2%
Items Impacting Comparability	0%	15%*	15%
% Change - Adjusted (Non-GAAP)	7%	4%	17%
Currency Impact	0%	1%*	-11%
% Change - Currency Neutral (Adjusted)	7%	6%	6%

Q4 Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	13%	25%
Currency Impact	1%	2%
% Change - Currency Neutral	14%	27%

Q4 Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	1%	4%
Currency Impact	0%	-5%*
% Change - Currency Neutral	1%	0%

FY 2016 Consolidated	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	3%	-4%	-2%
Items Impacting Comparability	0%	5%*	7%
% Change - Adjusted (Non-GAAP)	3%	2%	5%
Currency Impact	2%	2%	1%
% Change - Currency Neutral (Adjusted)	5%	4%	6%

FY 2016 Flavors	Sales	Segment Profit
% Change - Reported (GAAP)	4%	6%
Currency Impact	2%	1%
% Change - Currency Neutral	6%	7%

FY 2016 Fragrances	Sales	Segment Profit
% Change - Reported (GAAP)	3%	4%
Currency Impact	1%	-1%
% Change - Currency Neutral	4%	3%

*Item does not foot due to rounding

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Fourth Quarter 2016
	Reconcilation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition and Related Costs (c)	Adjusted (Non-GAAP)
Gross profit	326,952	185	502	6,759	334,398

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Restructuring and Other Charges (a)	Acquisition and Related Costs (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	157,851	(1,364)	(3,402)	(25,000)	128,085

	Reconciliation of Operating Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Operating profit	108,325	(151)	502	10,161	25,000	(7,818)	136,019

	Reconciliation of Net Income
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Income before taxes	103,381	(151)	502	10,161	25,000	(7,818)	131,075
Taxes on income (f)	23,463	7	123	3,575	8,750	(2,658)	33,260
Net income	79,918	(158)	379	6,586	16,250	(5,160)	97,815
Diluted EPS	$ 1.00	—	—	0.08	0.20	(0.06)	1.22

(a)	Accelerated depreciation related to restructuring initiatives, severance costs related to the termination of a former executive officer and the partial reversal of restructuring accruals recorded in the prior year.
(b)	Accelerated depreciation, dismantling and idle labor costs in Hangzhou, China and the partial reversal of severance accruals related to prior year operational initiatives in Europe.
(c)	Transaction costs related to the acquisition of David Michael and Fragrance Resources as well as expense related to the fair value step up of inventory on the David Michael acquisition.
(d)	Legal charge related to reserve for the ZoomEssence litigation.
(e)	Gain from sale of property in Brazil.
(f)	The tax effects are calculated based upon the specific rate of the applicable jurisdiction of the items.
*	The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $1.7M related to David Michael, $2.0M related to Lucas Meyer Cosmetics and $1.6M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Fourth Quarter 2015
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition and Related Costs (b)	Adjusted (Non-GAAP)
Gross profit	313,156	274	3,515	316,945

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (b)	Accelerated Contingent Consideration (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	122,250	(930)	(7,192)	10,530	124,658

	Reconciliation of Operating Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Accelerated Contingent Consideration (c)	Legal Charges/Credits (d)	Restructuring and Other Charges (e)	Adjusted (Non-GAAP)
Operating profit	121,019	274	4,445	7,192	(10,530)	7,764	130,164

	Reconciliation of Net Income
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Accelerated Contingent Consideration (c)	Legal Charges/Credits (d)	Restructuring and Other Charges (e)	Adjusted (Non-GAAP)
Income before taxes	102,816	274	4,445	7,192	(10,530)	7,764	111,961
Taxes on income (f)	23,648	69	4,346	—	(2,948)	2,362	27,477
Net income	79,168	205	99	7,192	(7,582)	5,402	84,484
Diluted EPS	0.98	—	—	0.09	(0.09)	0.07	1.05

(a)	Related to plant closings in Europe and partial closing in Asia.
(b)	Transaction costs related to acquisitions (Ottens Flavors and Lucas Meyer) as well as expense related to the fair value step up of inventory for Lucas Meyer.
(c)	Represents the acceleration of the contingent consideration payment related to the Aromor acquisition.
(d)	Represents the reversal of the previously recorded provision related to the Spanish capital tax case as a result of a favorable ruling.
(e)	Restructuring costs related to Q4 2015 Profit Improvement Initiative.
(f)	The tax effects are calculated based upon the specific rate of the applicable jurisdiction of the items.
*	The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $2.9M.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Full Year 2016
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition and Related Costs (c)	Adjusted (Non-GAAP)
Gross profit	1,399,070	658	2,391	7,648	1,409,767

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition and Related Costs (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	566,224	(1,364)	(11)	(4,547)	(48,518)	511,784

	Reconciliation of Operating Profit
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Operating profit	567,356	322	2,402	12,195	48,518	(7,818)	622,975

	Reconciliation of Net Income
	Reported (GAAP)	Restructuring and Other Charges (a)	Operational Improvement Initiative Costs (b)	Acquisition Related Costs (c)	Legal Charges/Credits (d)	Gain on Sale of Asset (e)	Adjusted (Non-GAAP)
Income before taxes	523,717	322	2,402	12,195	48,518	(7,818)	579,336
Taxes on income (f)	118,686	97	599	4,117	17,089	(2,658)	137,930
Net income	405,031	225	1,803	8,078	31,429	(5,160)	441,406
Diluted EPS	$ 5.05	—	0.02	0.10	0.39	(0.06)	5.51 (g)

(a)	Accelerated depreciation related to restructuring initiatives, severance costs related to the termination of a former executive officer and the partial reversal of restructuring accruals recorded in the prior year.
(b)	Accelerated depreciation, dismantling and idle labor costs in Hangzhou, China and the partial reversal of severance accruals related to prior year operational initiatives in Europe. There was approximately $0.4 million of idle labor costs in Hangzhou, China recorded during the third quarter of 2016 that were not excluded from Adjusted Non-GAAP metrics.
(c)	Expense related to the fair value step up of inventory and transaction costs related to acquisition of Lucas Meyer and David Michael as well as transaction costs related to the acquisition of Fragrance Resources.
(d)	Includes legal charges related to reserve for the ZoomEssence litigation offset by settlements due to favorable tax rulings in jurisdictions for which reserves were previously recorded for ongoing tax disputes.
(e)	Represents the gain from sale of property in Brazil during the fourth quarter of 2016. Beginning in the fourth quarter of 2016, we reclassified all gains/losses from the sale of fixed assets during 2016 from Other (income) expense to a component of Operating profit. We do not consider gains or losses from the sale of fixed assets to be an operating activity and therefore have excluded this gain from Adjusted Non-GAAP metrics and will in future periods exclude any such gain or loss from Adjusted Non-GAAP metrics. During the first quarter of 2016, we previously recognized approximately $3 million of gains related to the sale of fixed assets. We have not retrospectively adjusted these amounts out of our Adjusted Non-GAAP metrics.
(f)	The tax effects are calculated based upon the specific rate of the applicable jurisdiction of the items.
(g)	The sum of these items does not foot due to rounding.
*	The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $1.7M related to David Michael, $8.3M related to Lucas Meyer Cosmetics and $6.3M related to Ottens Flavors.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Full Year 2015
	Reconciliation of Non-GAAP Metrics

	Reconciliation of Gross Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition and Related Costs (b)	Adjusted (Non-GAAP)
Gross profit	1,351,599	1,115	6,825	1,359,539

	Reconciliation of Selling and Administrative Expenses
	Reported (GAAP)	Acquisition and Related Costs (b)	Accelerated Contingent Consideration (c)	Legal Charges/Credits (d)	Adjusted (Non-GAAP)
Selling and Administrative Expenses	494,517	(11,517)	(7,192)	10,530	486,338

	Reconciliation of Operating Profit
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Accelerated Contingent Consideration (c)	Legal Charges/Credits (d)	Restructuring and Other Charges (e)	Adjusted (Non-GAAP)
Operating profit	588,347	1,115	18,342	7,192	(10,530)	7,594	612,060

	Reconciliation of Net Income
	Reported (GAAP)	Operational Improvement Initiative Costs (a)	Acquisition Related Costs (b)	Accelerated Contingent Consideration (c)	Legal Charges/Credits (d)	Restructuring and Other Charges (e)	Tax Settle-ments (f)	Adjusted (Non-GAAP)
Income before taxes	539,101	1,115	18,342	7,192	(10,530)	7,594	—	562,814
Taxes on income (g)	119,854	279	6,225	—	(2,948)	2,302	10,478	136,190
Net income	419,247	836	12,117	7,192	(7,582)	5,292	(10,478)	426,624
Diluted EPS	5.16	0.01	0.14	0.09	(0.09)	0.07	(0.13)	5.25

(a)	Related to plant closings in Europe and partial closing in Asia.
(b)	Transaction costs related to acquisitions (Ottens Flavors and Lucas Meyer) as well as expense related to the fair value step up of inventory for both acquisitions.
(c)	Represents the acceleration of the contingent consideration payment related to the Aromor acquisition.
(d)	Represents the reversal of the previously recorded provision related to the Spanish capital tax case as a result of a favorable ruling.
(e)	Restructuring costs related to Q4 2015 Profit Improvement Initiative.
(f)	Settlements due to favorable tax rulings in jurisdictions for which reserves were previously recorded for ongoing tax disputes.
(g)	The tax effects are calculated based upon the specific rate of the applicable jurisdiction of the items.
*	The Company tracks the amount of amortization recorded on recent acquisitions in order to monitor its progress with respect to its Vision 2020 goals. The following amounts were recorded with respect to recent acquisitions: $7.6M.

CONTACT:
International Flavors & Fragrances Inc.
Michael DeVeau, 212-708-7164
VP, Global Corporate Communications & Investor Relations
Michael.DeVeau@iff.com